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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Covad Communications Group, Inc. 2003 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated March 5, 2003, with respect to the consolidated financial statements of Covad Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, as amended, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Walnut Creek, California
June 13, 2003


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